Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Sedona Corporation for the registration of 3,320,603 shares of its common stock and to the incorporation by reference therein of our report dated March 16, 2000, with respect to the consolidated financial statements of Sedona Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


Philadelphia, Pennsylvania
April 5, 2000